Exhibit 4.5

MARTIN MIDSTREAM PARTNERS L.P.

MARTIN MIDSTREAM FINANCE CORP.

and

the Guarantors named herein

7 1/4% SENIOR NOTES DUE 2021

THIRD SUPPLEMENTAL INDENTURE

DATED AS OF OCTOBER 27, 2014

WELLS FARGO BANK, NATIONAL ASSOCIATION,

As Trustee

This THIRD SUPPLEMENTAL INDENTURE, dated as of October 27, 2014, is among Martin Midstream Partners L.P., a Delaware limited partnership (the “Company”), Martin Midstream Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), each of the parties identified under the caption “Guarantors” on the signature page hereto (the “Guarantors”) and Wells Fargo Bank, National Association, a national banking association, as Trustee.
RECITALS
WHEREAS, the Issuers, the initial Guarantors and the Trustee entered into an Indenture, dated as of February 11, 2013 (the “Indenture”), pursuant to which the Company has issued $250,000,000 in the aggregate principal amount of 7 1/4% Senior Notes due 2021 (the “Original Notes”) and has issued $150,000,000 of additional notes in the aggregate principal amount of 7 1/4% Senior Notes due 2021 (the “Additional Notes”, and together with the Original Notes the “Notes”);
WHEREAS, the Issuers, the Guarantors identified on the signature page thereto, and the Trustee entered into the First Supplemental Indenture, dated as of July 21, 2014, pursuant to which the Company added Martin Midstream NGL Holdings, LLC and Martin Midstream NGL Holdings II, LLC as guarantors;
WHEREAS, the Issuers, the Guarantors identified on the signature page thereto, and the Trustee entered into the Second Supplemental Indenture, dated as of September 30, 2014, pursuant to which the Company added Cardinal Gas Storage Partners LLC (“Cardinal”), Perryville Gas Storage partners LLC, Arcadia Gas Storage Partners LLC, Cadeville Gas Storage Partners LLC and Monroe Gas Storage Company, LLC as guarantors;
WHEREAS, Section 10.03 - Guarantors May Consolidate, of the Indenture, provides that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person (other than the Company or another Guarantor), unless, the Person surviving any such consolidation or merger (if other than such Guarantor) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture;
WHEREAS, on October 27, 2014, Cardinal, currently a Guarantor, merged with and into Redbird Gas Storage LLC (“Redbird”, and together Redbird and Cardinal, the “Merging Guarantors”), currently a Guarantor, with Redbird surviving such merger;
WHEREAS, in connection with such merger, Redbird, the surviving entity, changed its name to Cardinal Gas Storage Partners LLC (the “Surviving Entity”);
WHEREAS, pursuant to the merger, the Surviving Entity unconditionally assumes all the obligations of the Merging Guarantors;
WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Issuers, of the Guarantors and of the Trustee necessary to make this Third Supplemental Indenture a valid instrument legally binding on the Issuers, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;
NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1
Section 1.01.    This Third Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.
Section 1.02.    This Third Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Guarantors and the Trustee.
ARTICLE 2
From this date, in accordance with Section 10.03 and by executing this Third Supplemental Indenture, the Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article 10 thereunder.
ARTICLE 3
Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.
Section 3.02.    Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Third Supplemental Indenture. This Third Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.
Section 3.03.    THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 3.04.    The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.
[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the date first written above.
TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:    /s/ John Stohlmann
Name:     John Stohlmann
Title:    Vice President

ISSUERS:
MARTIN MIDSTREAM PARTNERS L.P.

By:    Martin Midstream GP LLC,
as general partner

By:    /s/ Robert D. Bondurant
Name:    Robert D. Bondurant
Title:    Executive Vice President and Chief
Financial Officer

MARTIN MIDSTREAM FINANCE CORP.

By:     /s/ Robert D. Bondurant
Name:    Robert D. Bondurant
Title:    Executive Vice President and Chief
Financial Officer

GUARANTORS:

MARTIN OPERATING PARTNERSHIP L.P.

By:    Martin Operating GP LLC,
as general partner

By:    Martin Midstream Partners L.P.,
as sole member

By:    Martin Midstream GP LLC,
as general partner

By:     /s/ Robert D. Bondurant
Name:    Robert D. Bondurant
Title:    Executive Vice President and Chief
Financial Officer

MARTIN OPERATING GP LLC

By:    Martin Midstream Partners L.P.,
as sole member

By:    Martin Midstream GP LLC,
as general partner

By:     /s/ Robert D. Bondurant
Name:    Robert D. Bondurant
Title:    Executive Vice President and Chief
Financial Officer

CARDINAL GAS STORAGE PARTNERS LLC

By:    Martin Operating Partnership L.P.,
as sole member

By:    Martin Operating GP LLC,
as general partner

By:    Martin Midstream Partners L.P.,
as sole member

By:    Martin Midstream GP LLC,
as general partner

By:     /s/ Robert D. Bondurant
Name:    Robert D. Bondurant
Title:    Executive Vice President and Chief
Financial Officer

MOP MIDSTREAM HOLDINGS LLC

By:    Martin Operating Partnership L.P.,
as sole member

By:    Martin Operating GP LLC,
as general partner

By:    Martin Midstream Partners L.P.,
as sole member

By:    Martin Midstream GP LLC,
as general partner

By:     /s/ Robert D. Bondurant
Name:    Robert D. Bondurant
Title:    Executive Vice President and Chief
Financial Officer

MARTIN MIDSTREAM NGL HOLDINGS, LLC

By:    Martin Operating Partnership L.P.,
as sole member

By:    Martin Operating GP LLC,
as general partner

By:    Martin Midstream Partners L.P.,
as sole member

By:    Martin Midstream GP LLC,
as general partner

By:     /s/ Robert D. Bondurant
Name:    Robert D. Bondurant
Title:    Executive Vice President and Chief
Financial Officer

MARTIN MIDSTREAM NGL HOLDINGS II, LLC

By:    Martin Operating Partnership L.P.,
as sole member

By:    Martin Operating GP LLC,
as general partner

By:    Martin Midstream Partners L.P.,
as sole member

By:    Martin Midstream GP LLC,
as general partner

By:     /s/ Robert D. Bondurant
Name:    Robert D. Bondurant
Title:    Executive Vice President and Chief
Financial Officer

PERRYVILLE GAS STORAGE LLC

By:     /s/ Robert D. Bondurant
Name:    Robert D. Bondurant
Title:    Executive Vice President

ARCADIA GAS STORAGE, LLC

By:     /s/ Robert D. Bondurant
Name:    Robert D. Bondurant
Title:    Executive Vice President

CADEVILLE GAS STORAGE LLC

By:     /s/ Robert D. Bondurant
Name:    Robert D. Bondurant
Title:    Executive Vice President

MONROE GAS STORAGE COMPANY, LLC

By:     /s/ Robert D. Bondurant
Name:    Robert D. Bondurant
Title:    Executive Vice President